UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: January 23, 2024

Jaws Mustang Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39975	98-1564586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Washington Avenue, Suite 800 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(305) 695-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	JWSM.U	The New York Stock Exchange American
Class A ordinary shares included as part of the units	JWSM	The New York Stock Exchange American
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	JWSM WS	The New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Shareholder Meeting

On January 11, 2024, Jaws Mustang Acquisition Corporation (“JWSM”) filed a definitive proxy statement (the “Extension Proxy Statement”) for an extraordinary general meeting of its shareholders (“Shareholder Meeting”) to be held on January 25, 2024, at 11:00 a.m., Eastern Time, to consider and act, among other things, upon a proposal to extend the date (the “Termination Date”) by which JWSM has to consummate a business combination from February 4, 2024 to March 4, 2024 (the “Charter Extension Date”) and to allow JWSM, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to eleven times by an additional one month each time after the Charter Extension Date to February 4, 2025, by resolution of JWSM's board of directors, if requested by Mustang Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Extension Proxy Statement was mailed to JWSM shareholders of record as of December 19, 2023 on or about January 11, 2024. Shareholders may obtain a copy of the Extension Proxy Statement at the SEC’s website (www.sec.gov).

As set forth in the Extension Proxy Statement, the deadline by which JWSM public shareholders had to complete the procedures for electing to redeem their Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), was 5:00 p.m., Eastern Time, on January 23, 2024 (“Redemption Deadline”). The initial number of Public Shares tendered for redemption prior to the Redemption Deadline was 1,023,321. The deadline for shareholders to withdraw previously submitted redemption requests is Thursday, January 25, 2024, prior to 11:00 a.m., Eastern Time, subject to approval by the board of directors of JWSM.

Shareholders may make such request by contacting our transfer agent, Continental Stock Transfer & Trust Company, at One State Street Plaza, 30th Floor, New York, New York 10004, Attn: SPAC Redemptions; Email: spacredemptions@continentalstock.com.

Expected Conversion of Class B Ordinary Shares

If the founder share amendment proposal is approved at the Shareholder Meeting, the Sponsor may elect to convert its Class B ordinary shares, par value $0.0001 (the “Class B Ordinary Shares”) to Public Shares (such conversion, the “Class B Conversion”) at any time following the Shareholder Meeting in accordance with the JWSM’s amended and restated memorandum and articles of association. The Sponsor has informed JWSM that it expects to convert an aggregate of 25,500,000 Class B Ordinary Shares into Public Shares on a one-for-one basis. Additionally, the Sponsor has agreed to waive any right to receive funds from JWSM’s trust account with respect to the Public Shares received upon such conversion and will acknowledge that such shares will be subject to all of the restrictions applicable to the original Class B Ordinary Shares under the terms of that certain letter agreement, dated as of February 1, 2021, by and among JWSM, the Sponsor and JWSM's directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2024

JAWS MUSTANG ACQUISITION CORPORATION

By:	/s/ Andrew Klaber
Name:	Andrew Klaber
Title:	Chief Executive Officer